Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Lindsay S. Bixler
Executive Vice President and Chief Financial Officer

(610) 215-2327

PB BANKSHARES, INC. ANNOUNCES 2025 THIRD QUARTER FINANCIAL RESULTS

Coatesville, Pennsylvania, October 23, 2025 — PB Bankshares, Inc. (the “Company”) (NASDAQ: PBBK), the holding company for Presence Bank (the “Bank”), reported unaudited net income of $519,000 for the three months ended September 30, 2025 and $1.6 million for the nine months ended September 30, 2025 compared to $404,000 and $1.1 million, respectively, for the same periods in 2024. Diluted earnings per share were $0.22 for the third quarter of 2025 and $0.69 for the first nine months of 2025 compared to $0.18 and $0.47, respectively, for the same periods in 2024.

Year to Date and Third Quarter 2025 Highlights:

●	Merger expenses for our proposed merger with Norwood Financial Corp. were $335,000 for the three and nine months ended September 30, 2025.
●	Pretax income excluding merger expenses would be $1.1 million for the three months ended September 30, 2025 and $2.5 million for the nine months ended September 30, 2025.
●	Earnings increased 49.6%, with net income of $1.6 million for the nine months ended September 30, 2025 from $1.1 million for the nine months ended September 30, 2024.
●	Net interest income grew by 17.9% to $9.7 million for the nine months ended September 30, 2025 from $8.2 million for the nine months ended September 30, 2024.
●	Net interest margin improved 40 basis points to 2.97% for the three months ended September 30, 2025 from 2.57% for the three months ended September 30, 2024.
●	Interest expense decreased $530,000 on deposits and borrowings for the nine months ended September 30, 2025 to $8.8 million compared to $9.3 million for the nine months ended September 30, 2024.
●	Accumulated other comprehensive income increased to $340,000 at September 30, 2025 compared to an accumulated other comprehensive loss of $305,000 at December 31, 2024.
●	Allowance for credit losses remained strong at 1.26% of loans outstanding at September 30, 2025 consistent with 1.25% of loans outstanding at December 31, 2024.
●	The remaining weighted average life of our debt securities available-for-sale portfolio remained short at 2.44 years at September 30, 2025.
●	Book value per common share increased by $1.43 to $20.12 at September 30, 2025 from $18.69 at September 30, 2024.

Exhibit 99.1

Income Statement

Net interest income was $3.4 million for the three months ended September 30, 2025 and $9.7 million for the nine months ended September 30, 2025 compared to $2.8 million and $8.2 million, respectively, for the same periods in 2024. The increase for the three and nine months ended September 30, 2025 compared to the same periods in 2024 was primarily due to increases in interest income on loans and securities and decreases in interest expense on deposits and borrowings, partially offset by the decrease in interest income on cash and federal funds sold. Interest income on loans for the nine months ended September 30, 2025 included a prepayment penalty of $149,000 that was recognized on the payoff of a loan and $41,000 of interest from two nonaccrual loan payoffs. The increase in interest income on securities for both current periods was driven by an increase in average yield earned on securities. The decrease in the interest expense on deposits for both current periods was driven by a decrease in the average rate paid on deposits. The decrease in the interest expense on borrowings for both current periods was driven by a decrease in the average balance of borrowings. The decrease in the interest income on cash and federal funds sold for both current year periods was driven by a decrease in average yield, partially offset by an increase in average balances of cash and federal funds sold for the three months ended September 30, 2025. The nine months ended September 30, 2025 had a decrease in average balances of cash and federal funds sold.

The Company recorded a reversal of provision for credit losses of $5,000 for the three months ended September 30, 2025 and a provision for credit losses of $96,000 for the nine months ended September 30, 2025 compared to a provision for credit losses of $34,000 and reversal of provision for credit losses of $33,000, respectively, for the same periods in 2024. The decrease in provision for credit losses for the three months ended September 30, 2025 was primarily due to changes in the mix of loans and flat loan growth during the current period and a lower required allowance for unfunded commitments. The increase in provision for credit losses for the nine months ended September 30, 2025 was primarily due to changes in the mix of loans and loan growth during the current period and a higher required allowance for unfunded commitments. There were no loan charge-offs during the first nine months of 2025 and $115,000 of commercial real estate loan charge-offs for the three and nine months ended September 30, 2024. There were $6,000 of overdraft protection charge-offs for the nine months ended September 30, 2024. There were recoveries of $11,000 for the three months ended September 30, 2025 and $63,000 for the nine months ended September 30, 2025 compared to $6,000 and $15,000, respectively, for the same periods in 2024. Delinquencies remain benign, reserves are deemed to be adequate as of September 30, 2025 and the allowance coverage ratio remained strong. The allowance for credit losses was $4.5 million, or 1.26%, of loans outstanding at September 30, 2025 as compared to $4.4 million, or 1.25%, of loans outstanding at December 31, 2024. Total non-performing loans decreased $245,000, to $877,000 at September 30, 2025 from $1.1 million at December 31, 2024. The non-performing loans to total loans ratio decreased by seven basis points to 0.25% at September 30, 2025 from 0.32% as of December 31, 2024. We continued to receive payments on all of our non-performing loans during the first nine months of 2025.

Noninterest income was $243,000 for the three months ended September 30, 2025 and $778,000 for the nine months ended September 30, 2025 compared to $274,000 and $651,000, respectively, for the same periods in 2024. The primary reason for the decrease in noninterest income for the three months ended September 30, 2025 as compared to the same prior year period was due to a

Exhibit 99.1

decrease in gain on equity securities of $21,000 and decrease in other service charges of $9,000. The primary reason for the increase in noninterest income for the nine months ended September 30, 2025 as compared to the same prior year period was due to an increase in other income of $118,000, due to higher swap fees earned during the nine months ended September 30, 2025 as compared to the same period in 2024.

Noninterest expense was $2.9 million for the three months ended September 30, 2025 and $8.3 million for the nine months ended September 30, 2025 compared to $2.6 million and $7.5 million, respectively, for the same periods in 2024. The increase for the three and nine months ended September 30, 2025 was primarily due to increases in salaries and employee benefits, merger expenses and occupancy and equipment expenses, partially offset by a decrease in data and item processing expense. The merger expenses were for our proposed merger with Norwood Financial Corp. that were $335,000 for the three and nine months ended September 30, 2025.

Balance Sheet

Total assets increased $5.1 million, or 1.1%, to $456.4 million at September 30, 2025 from $451.3 million at December 31, 2024. The increase in assets was primarily due to an increase in cash and cash equivalents and loans receivable, partially offset by a decrease in debt securities available-for-sale. Cash and cash equivalents increased 46.3% to $55.3 million at September 30, 2025 from $37.8 million at December 31, 2024 as a result of maturities of securities during the first quarter of 2025 not being reinvested. Gross loans increased $7.4 million, or 2.1%, to $357.2 million at September 30, 2025 from $349.8 million at December 31, 2024, primarily as a result of an increase in the commercial real estate portfolio, partially offset by decreases in consumer and other loans, construction loans and commercial and industrial loans. Management is monitoring the commercial real estate portfolio and concentrations, assessing their associated risks. As part of its risk management process, the Bank segments and stress tests its non-owner occupied commercial real estate portfolio on a quarterly basis.

Debt securities available-for-sale decreased $20.1 million, or 40.0%, to $30.2 million at September 30, 2025 from $50.3 million at December 31, 2024 as a result of short-term treasury securities purchased during the fourth quarter of 2024 maturing in the first quarter of 2025 with the majority of the proceeds remaining in cash and cash equivalents as of September 30, 2025. The remaining weighted average life of our debt securities available-for-sale portfolio was 2.44 years at September 30, 2025.

We experienced deposit growth of $849,000, or 0.2%, to $355.0 million at September 30, 2025 from $354.2 million at December 31, 2024. Uninsured and uncollateralized deposits totaled approximately $40.7 million or 11.5% of the Bank’s total deposits, as of September 30, 2025. The Company maintains highly liquid sources of available funds in addition to cash and cash equivalents, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh and the Federal Reserve Bank of Philadelphia and available federal funds lines with other banks, as well as unpledged available-for-sale debt securities. At September 30, 2025, available funding from these sources totaled 522.2% of uninsured and uncollateralized deposits. Stockholders’ equity increased $2.7 million to $51.4 million at September 30, 2025 from $48.7 million at December 31, 2024 primarily as a result of year to date 2025 net income of $1.6 million and

Exhibit 99.1

$645,000 of other comprehensive income. The Bank’s stand-alone stockholders’ equity increased $3.0 million to $45.2 million at September 30, 2025 from $42.2 million at December 31, 2024 primarily as a result of year to date 2025 net income for the Bank.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. Government; inflation; tariffs; changes in government regulations affecting financial institutions, including regulatory compliance costs; geopolitical instability and capital requirements; fluctuations in the adequacy of the allowance for credit losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy, including completion of its proposed merger; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company and the Bank caution not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About PB Bankshares, Inc. and Presence Bank

PB Bankshares, Inc. is the holding company for Presence Bank. Presence Bank was founded in 1919 and currently operates four banking offices and one loan production office in Chester, Lancaster and Dauphin Counties, Pennsylvania.

Exhibit 99.1

PB Bankshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

Earnings Summary (for the three months ended)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Interest and dividend income	$6,277	$6,258	$5,967	$5,935	$6,011
Interest expense	2,900	2,985	2,897	3,085	3,185
Net interest income	3,377	3,273	3,070	2,850	2,826
Provision for credit losses	(5)	40	61	(4)	34
Noninterest income	243	281	254	662	274
Noninterest expense	2,895	2,702	2,661	2,661	2,551
Income before income taxes	730	812	602	855	515
Income taxes	211	172	129	174	111
Net income	519	640	473	681	404

Earnings per common share - basic	$0.22	$0.28	$0.20	$0.30	$0.18
Earnings per common share - diluted	$0.22	$0.27	$0.20	$0.29	$0.18

Earnings Summary (for the nine months ended)
	September 30,	September 30,
	2025	2024

Interest and dividend income	$18,502	$17,556
Interest expense	8,782	9,312
Net interest income	9,720	8,244
Provision for credit losses	96	(33)
Noninterest income	778	651
Noninterest expense	8,258	7,536
Income before income taxes	2,144	1,392
Income taxes	512	301
Net income	1,632	1,091

Earnings per common share - basic	$0.71	$0.47
Earnings per common share - diluted	$0.69	$0.47

Exhibit 99.1

Balance Sheet Highlights (as of)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Total assets	$456,437	$464,127	$467,105	$451,317	$452,857
Cash and cash equivalents	55,280	55,906	62,750	37,777	54,519
Debt securities available-for-sale, at fair value	30,189	35,600	38,514	50,296	36,381
Loans receivable, net of allowance for credit losses	352,048	353,324	346,688	344,813	344,123
Deposits	355,039	363,421	367,627	354,190	354,795
Total stockholders’ equity	51,354	50,345	49,518	48,658	47,692
Accumulated other comprehensive income (loss)	340	(12)	(59)	(305)	(313)

Exhibit 99.1

Performance Ratios (as of and for the three months ended)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Return on average assets (annualized)	0.44%	0.55%	0.43%	0.61%	0.36%
Return on average equity (annualized)	4.04%	5.13%	3.89%	5.62%	3.41%
Net interest margin (annualized)	2.97%	2.88%	2.85%	2.59%	2.57%
Allowance to non-accrual loans	514.14%	498.12%	406.49%	388.24%	348.82%
Allowance to total loans outstanding at the end of the period	1.26%	1.25%	1.26%	1.25%	1.27%
Net charge-offs to average loans outstanding during the period (annualized)	—%	—%	—%	0.11%	0.12%
Total non-performing loans to total loans	0.25%	0.25%	0.31%	0.32%	0.36%
Total non-accrual loans to total loans	0.25%	0.25%	0.31%	0.32%	0.36%
Total non-performing assets to total assets	0.19%	0.19%	0.23%	0.25%	0.28%
Total capital (to risk-weighted assets)	13.84%	13.39%	13.48%	13.50%	13.65%
Tier 1 capital (to average assets)	9.78%	9.46%	9.71%	9.60%	9.37%
Book value per common share	$20.12	$19.73	$19.40	$19.07	$18.69
Tangible book value per common share*	$20.12	$19.73	$19.40	$19.07	$18.69
Tangible book value per common share excluding accumulated other comprehensive income (loss)*	$19.99	$19.73	$19.42	$19.19	$18.81

*Non-GAAP Financial Measure Reconciliation

The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible book value and tangible book value excluding accumulated other comprehensive income (loss) and calculates our tangible book value per common share and tangible book value per common share excluding accumulated other comprehensive income (loss). Book value is equal to tangible book value due to the Company having no intangible assets.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Tangible common equity	$51,354	$50,345	$49,518	$48,658	$47,692
Adjustment for accumulated other comprehensive income (loss)	$340	$(12)	$(59)	$(305)	$(313)
Tangible common equity excluding accumulated other comprehensive income (loss)	$51,014	$50,357	$49,577	$48,963	$48,005
Common shares outstanding	2,551,780	2,552,315	2,552,315	2,552,115	2,552,115
Tangible book value per common share	$20.12	$19.73	$19.40	$19.07	$18.69
Tangible book value per common share excluding accumulated other comprehensive income (loss)	$19.99	$19.73	$19.42	$19.19	$18.81